                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

   1.    NAME:                SDS Management, LLC

         ADDRESS:             53 Forest Avenue, 2nd Floor,
                              Old Greenwich, Connecticut 06870

         DESIGNATED FILER:    SDS Capital Group SPC, Ltd.

         ISSUER &
         TICKER SYMBOL:       Telenetics Corporation (TLNT.OB)

         DATE OF EVENT
         REQUIRING STATEMENT: 9/30/04

         SIGNATURE:    SDS MANAGEMENT, LLC

                       By:    /s/ Steven Derby
                              ----------------------------
                       Name:  Steven Derby
                       Title: Managing Member

   2.    NAME:                Steven Derby

         ADDRESS:             c/o SDS Management, LLC
                              53 Forest Avenue, 2nd Floor,
                              Old Greenwich, Connecticut 06870

         DESIGNATED FILER:    SDS Capital Group SPC, Ltd.

         ISSUER &
         TICKER SYMBOL:       Telenetics Corporation (TLNT.OB)

         DATE OF EVENT
         REQUIRING STATEMENT: 9/30/04

         SIGNATURE:           /s/ Steven Derby
                              --------------------------------

*  BY:   SDS CAPITAL GROUP SPC, LTD., ON BEHALF OF ITS CLASS B PORTFOLIO

         By:  SDS Management, LLC, its Investment Manager

              By:    /s/ Steven Derby
                     ------------------------
              Name:  Steven Derby
              Title: Managing Member